EXHIBIT 7.2

                        PHILADELPHIA SUBURBAN CORPORATION
                         PRO FORMA FINANCIAL INFORMATION


                                     SUMMARY

     On March 10, 1999, Philadelphia Suburban Corporation ("PSC" or the "Company") and Consumers Water Company ("CWC") completed a merger (the "Merger") whereby CWC was merged with and into a wholly-owned subsidiary of the Company. The Merger was effected pursuant to the June 27, 1998 merger agreement, which was amended and restated by the parties effective August 5, 1998. The Merger was completed after the transaction received the approvals from the state utility commissions in each state in which the companies operate. The shareholders of each company approved the Merger at special meetings held on November 16, 1998. Pursuant to the merger agreement, the Company issued 13,014,015 shares of common stock in exchange for all of the outstanding stock of CWC. CWC common shareholders received
1.432 shares of the Company's Common Stock for each CWC common share and CWC preferred shareholders received 5.649 shares of the Company's Common Stock for each preferred share. The Merger has been accounted for as a pooling-of-interests under Accounting Principles Board Opinion No. 16. CWC serves approximately 226,000 customers in service territories covering parts of Pennsylvania, Ohio, Illinois, New Jersey and Maine.

              UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

     The following historical financial information of PSC and CWC for fiscal years 1998, 1997 and 1996 presented herein has been derived from the audited consolidated financial statements of PSC and CWC and includes pro forma adjustments to give effect as if the Merger had been completed as of the beginning of the earliest period presented. For purposes of financial reporting, the Merger has been accounted for under the pooling-of-interests method of accounting. Accordingly, the assets and liabilities of PSC and CWC have been recorded at their historical amounts. This information is not necessarily indicative of the financial results that would have occurred had the Merger been consummated on the dates for which the Merger is being given effect, or the merged companies' future financial results.


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


                        PHILADELPHIA SUBURBAN CORPORATION
                   PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                             AS OF DECEMBER 31, 1998
                             (Amounts in thousands)
                                   (Unaudited)


                                                              PSC           CWC         Pro Forma         Pro Forma
                                                            Historical    Historical    Adjustments        Combined
                                                            ---------------------------------------       ----------
                      Assets

Property, plant and equipment, at cost                       $745,532      $503,089       $    --         $1,248,621
Less accumulated depreciation                                 135,724        96,703            --            232,427
                                                             ------------------------------------         ----------
    Net property, plant and equipment                         609,808       406,386            --          1,016,194

Current assets:
    Cash                                                          664         7,583            --              8,247
    Accounts receivable and unbilled revenue, net              27,231        13,537            --             40,768
    Inventory, materials and supplies                           1,909         1,948            --              3,857
    Prepayments and other current assets                        1,152         5,874            --              7,026
                                                             ------------------------------------         ----------
    Total current assets                                       30,956        28,942            --             59,898
                                                             ------------------------------------         ----------
Regulatory assets                                              53,578         4,119            --             57,697
Deferred charges and other assets, net                          6,100        16,844        (3,368)(4)         19,576
                                                             ------------------------------------         ----------
                                                             $700,442      $456,291       $(3,368)        $1,153,365
                                                             ====================================         ==========
        Liabilities and Stockholders' Equity

Stockholders' equity:
    Cumulative preferred stock                               $  3,220      $  1,044       $(1,044)(1)     $    3,220
    Common stock                                               14,130         9,020        (2,533)(2)         20,617
    Capital in excess of par value                            160,440        80,440         3,577 (3)        244,457
    Retained earnings                                          66,447        25,236        (8,596)(4)         83,087
    Minority interest                                              --         2,589            --              2,589
    Treasury stock                                             (9,478)           --            --             (9,478)
                                                             ------------------------------------         ----------
    Total stockholders' equity                                234,759       118,329        (8,596)           344,492
                                                             ------------------------------------         ----------
Long--term debt, excluding current portion                    261,826       151,483            --            413,309

Current liabilities:
    Loans payable and current portion of long-term debt         7,757        19,839            --             27,596
    Accounts payable                                           16,694         8,554            --             25,248
    Other accrued liabilities                                  19,397        25,780         5,228 (4)         50,405
                                                             ------------------------------------         ----------
    Total current liabilities                                  43,848        54,173         5,228            103,249
                                                             ------------------------------------         ----------
Deferred credits and other liabilities:
    Deferred income taxes and investment tax credits           91,128        35,681            --            126,809
    Customers' advances for construction and other             42,661        21,928            --             64,589
                                                             ------------------------------------         ----------
    Total deferred credits and other liabilities              133,789        57,609            --            191,398
                                                             ------------------------------------         ----------
Contributions in aid of construction                           26,220        74,697            --            100,917
                                                             ------------------------------------         ----------
                                                             $700,442      $456,291       $(3,368)        $1,153,365
                                                             ====================================         ==========

See accompanying notes to Pro Forma Condensed Combined Financial Statements.


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


                        PHILADELPHIA SUBURBAN CORPORATION
                PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                (Amounts in thousands, except per share amounts)
                                   (Unaudited)


                                                      PSC          CWC        Pro Forma      Pro Forma
                                                   Historical   Historical   Adjustments      Combined
                                                   -------------------------------------     ---------
Operating revenues                                  $150,977      $99,741      $   --         $250,718

Costs and expenses:
    Operations and maintenance                        58,174       41,965          --          100,139
    Depreciation                                      15,355       11,834          --           27,189
    Amortization                                         734        1,541                        2,275
    Taxes other than income taxes                     10,035       11,895          --           21,930
                                                    ------------------------------------      --------
    Total costs and expenses                          84,298       67,235          --          151,533

Operating income                                      66,679       32,506          --           99,185

Interest expense                                      18,976       12,826          --           31,802
Gains on sales of properties                              --       (6,733)         --          (6,733)
Other                                                   (721)        (296)         --          (1,017)
                                                    ------------------------------------      --------
Income from continuing operations
    before income taxes                               48,424       26,709          --           75,133
Provision for income taxes                            19,605       10,513          --           30,118
                                                    ------------------------------------      --------
Income from continuing operations                   $ 28,819      $16,196      $   --         $ 45,015
                                                    ====================================      ========
Income per share from continuing operations:
    Basic                                           $   1.04      $  1.80      $   --         $   1.11
                                                    ====================================      ========
    Diluted                                         $   1.03      $  1.80      $   --         $   1.10
                                                    ====================================      ========
Average common shares outstanding
    during the period:
    Basic                                             27,408        9,005       3,949           40,362
                                                    ====================================      ========
    Diluted                                           27,876        9,022       3,956           40,854
                                                    ====================================      ========

See accompanying notes to Pro Forma Condensed Combined Financial Statements.


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


                        PHILADELPHIA SUBURBAN CORPORATION
                PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                (Amounts in thousands, except per share amounts)
                                   (Unaudited)


                                                       PSC          CWC          Pro Forma      Pro Forma
                                                    Historical   Historical     Adjustments      Combined
                                                    ---------------------------------------     ---------
Operating revenues                                   $136,171      $98,991        $   --         $235,162

Costs and expenses:
    Operations and maintenance                         55,899       40,672            --           96,571
    Depreciation                                       14,311       11,270            --           25,581
    Amortization                                          269        2,127                          2,396
    Taxes other than income taxes                       8,893       12,452            --           21,345
                                                     -----------------------------------         --------
    Total costs and expenses                           79,372       66,521            --          145,893

Operating income                                       56,799       32,470            --           89,269

Interest expense                                       17,890       14,774            --           32,664
Gains on sales of properties                               --         (690)                          (690)
Other                                                    (152)        (195)           --             (347)
                                                     -----------------------------------         --------
Income from continuing operations
  before income taxes                                  39,061       18,581            --           57,642
Provision for income taxes                             15,873        6,559            --           22,432
                                                     -----------------------------------         --------
Income from continuing operations                    $ 23,188      $12,022        $   --         $ 35,210
                                                     ===================================         ========
Income per share from continuing operations:
    Basic                                            $   0.89       $ 1.36        $   --         $   0.91
                                                     ===================================         ========
    Diluted                                          $   0.88       $ 1.36        $   --         $   0.90
                                                     ===================================         ========
Average common shares outstanding
  during the period:
    Basic                                              25,908        8,857         3,885           38,650
                                                     ===================================         ========
    Diluted                                            26,273        8,859         3,886           39,018
                                                     ===================================         ========

See accompanying notes to Pro Forma Condensed Combined Financial Statements.


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


                        PHILADELPHIA SUBURBAN CORPORATION
                PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                (Amounts in thousands, except per share amounts)
                                   (Unaudited)


                                                     PSC           CWC        Pro Forma      Pro Forma
                                                  Historical    Historical   Adjustments      Combined
                                                  --------------------------------------     ---------
Operating revenues                                 $122,503      $93,810        $   --        $216,313

Costs and expenses:
    Operations and maintenance                       51,615       41,325            --          92,940
    Depreciation                                     13,068       10,128            --          23,196
    Amortization                                        265        1,816                         2,081
    Taxes other than income taxes                     8,265       11,823            --          20,088
                                                   -----------------------------------        --------
    Total costs and expenses                         73,213       65,092            --         138,305

Operating income                                     49,290       28,718            --          78,008

Interest expense                                     15,311       14,163            --          29,474
Loss on sales of properties                              --          342                           342
Other                                                   230         (592)           --            (362)
                                                   -----------------------------------        --------
Income from continuing operations
    before income taxes                              33,749       14,805            --          48,554
Provision for income taxes                           13,971        5,379            --          19,350
                                                   -----------------------------------        --------
Income from continuing operations                  $ 19,778      $ 9,426        $   --        $ 29,204
                                                   ===================================        ========
Income per share from continuing operations:
    Basic                                          $  0.79       $ 1.09         $   --        $   0.78
                                                   ===================================        ========
    Diluted                                        $  0.78       $ 1.09         $   --        $   0.77
                                                   ===================================        ========
Average common shares outstanding
    during the period:
    Basic                                            24,966        8,625         3,785         37,376
                                                   ===================================        ========
    Diluted                                          25,262        8,628         3,786         37,676
                                                   ===================================        ========

See accompanying notes to Pro Forma Condensed Combined Financial Statements.


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


                        PHILADELPHIA SUBURBAN CORPORATION
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
               (In thousands of dollars, except per share amounts)
                                  (Unaudited)


Description of Transaction and Basis of Presentation

     On March 10, 1999, PSC and CWC completed a Merger whereby CWC was merged with and into a wholly-owned subsidiary of the Company. The Merger was effected pursuant to the June 27, 1998 merger agreement, which was amended and restated by the parties effective August 5, 1998. The Merger was completed after the transaction received the approvals from the state utility commissions in each state in which the companies operate. The shareholders of each company approved the Merger at special meetings held on November 16, 1998.

     Pursuant to the merger agreement, the Company issued 13,014,015 shares of common stock in exchange for all of the outstanding stock of CWC on March 10, 1999. CWC common shareholders received 1.432 shares of the Company's Common Stock for each CWC common share and CWC preferred shareholders received 5.649 shares of the Company's Common Stock for each preferred share. The Merger has been accounted for as a pooling-of-interests under Accounting Principles Board Opinion No. 16 and accordingly, PSC's historical consolidated financial statements subsequent to the Merger will be restated to include the accounts and results of CWC.

Financial Statement Classifications

     As necessary for fair presentation of the pro forma financial statements, amounts previously reported by PSC and CWC have been reclassified for consistency of presentation.

Pro Forma Adjustments

(1) Redemption of CWC Preferred Stock (in exchange for PSC Common Stock).
(2) The table below sets forth the pro forma adjustments to Common Stock:

                                                           December 31, 1998
                                                     ---------------------------
                                                       Number         Dollars in
                                                      of Shares        Thousands
                                                     -----------      ----------
Conversion of CWC Preferred Stock
    to PSC Common Stock                                   58,964       $    29

Less:  Redemption of outstanding CWC
    Common Stock (in exchange for
    PSC Common Stock)                                 (9,020,037)       (9,020)

Amount of PSC Common Stock, par value
    $0.50 per share, to be issued for
    CWC Common Stock                                  12,916,693         6,458
                                                     -----------        ------
Pro forma adjustment to Common Stock                   3,955,620       $(2,533)
                                                                       =======
Historical balance of PSC Common Stock
    outstanding, par value $0.50 per share            27,726,654

Historical balance of CWC Common Stock
    outstanding, par value $1.00 per share             9,020,037
                                                     -----------
Pro forma historical balance of PSC
    Common Stock outstanding, par value
    $0.50 per share                                   40,702,311
                                                     ===========

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


                        PHILADELPHIA SUBURBAN CORPORATION
     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)
               (In thousands of dollars, except per share amounts)
                                  (Unaudited)


     The number of shares issued on the date of consummation of the Merger has been based on the number of shares of CWC Common Stock (9,046,824 shares) and CWC Preferred Stock (10,438 shares) outstanding on the date of consummation and the actual exchange ratio of 1.432 for the CWC common shares and 5.649 for the CWC preferred shares.

(3) Reflects adjustment to capital in excess of par value resulting from the exchange of CWC Common Stock and CWC Preferred Stock for PSC Common Stock.

(4) Reflects adjustment of $8,596, net of tax benefits of $1,525, for merger-related costs, consisting primarily of fees for investment bankers, attorneys, accountants, financial printing, other administrative charges and restructuring costs of $2,462, net of tax benefits of $1,325, that includes severance and other costs associated with the closing of CWC's corporate office. As of December 31, 1998, $3,368 was paid and deferred by PSC and CWC and $6,753 was incurred in the first quarter of 1999. The total merger transaction costs of $10,121, less tax benefits of $1,525, have been charged-off in the first quarter of 1999.

Pro Forma Income Per Share from Continuing Operations

     Pro forma income per share from continuing operations gives effect to the exchange of CWC Common Stock and CWC Preferred Stock for PSC Common Stock based on the exchange ratio as described in the Description of Transaction and Basis of Presentation Footnote.


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